UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                              EXCHANGE ACT TO 1934

       Date of Report (Date of Earliest Event Reported): February 13, 2003

                              SIENA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                   Delaware .
         (State or other jurisdiction of incorporation or organization)

                   1-6868                                        75-1043392
          (Commission File Number)                             (IRS Employer
                                                            Identification  No.)

5068 West Plano Parkway,  Suite 300,  Plano, Texas                 75093
    (Address of principal executive offices)                     (Zip code)

                                 (972) 381-4255
              (Registrant"s telephone number, including area code)

                          Lomas Financial Corporation .
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS.

On February 13, 2003, the Company's Board of Directors has approved the formation of a special committee of independent directors to explore a going private transaction by means of a reverse stock split. The contemplated transaction is subject to a number of conditions, including the approval of the transaction by the special committee, which will consist solely of independent members of the Board, the receipt of a fairness opinion from the financial advisor to the special committee that the proposed transaction is fair from a financial point of view to the Company's stockholders, and approval by the Company's stockholders. There is no assurance that the contemplated transaction will be completed.

Statements contained herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors. The forward-looking statements are made as of the date of these statements and the Company undertakes no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   None.

      (b)   None.

      (c)   None.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     SIENA HOLDINGS, INC.

Date: February 13, 2003                              By: /s/   W. Joseph Dryer
                                                         ---------------------
                                                     W. Joseph Dryer
                                                     President